Exhibit 99.1

e.l.f. Beauty Announces Third Quarter Fiscal 2022 Results
– Delivered 11% Net Sales Growth –
– Raises Fiscal 2022 Guidance –
OAKLAND, California; February 2, 2022 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and nine months ended December 31, 2021.
“I am proud of the e.l.f. Beauty team for achieving our twelfth consecutive quarter of net sales growth,” said Tarang Amin, e.l.f. Beauty's Chairman and Chief Executive Officer. “e.l.f. remains the only Top 5 color cosmetics brand with sales growth and market share above pre-pandemic levels. Our innovation, digitally led strategy, core value proposition and ability to adapt at e.l.f. speed continue to fuel our performance. Given our momentum, we are raising our Fiscal 2022 guidance.”
Three Months Ended December 31, 2021 Results
For the three months ended December 31, 2021, compared to the three months ended December 31, 2020:
•Net sales increased 11% to $98.1 million, primarily driven by strength in our national and international retailers.
•Gross margin increased approximately 110 basis points to 66%, primarily driven by product mix, pricing and cost savings, partially offset by unfavorable foreign exchange rates and increased transportation costs.
•Selling, general and administrative expenses ("SG&A") increased $4.6 million to $55.4 million or 56% of net sales. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $5.3 million to $48.6 million, or 50% of net sales. The increase was primarily due to an increase in marketing and digital spend, software subscription costs and professional fees.
•The provision for income taxes was $2.0 million.
•Net income was $6.2 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $12.7 million.
•Diluted earnings per share were $0.12 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $0.24.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $21.7 million, or 22% of net sales, up 18% year over year.

Nine Months Ended December 31, 2021 Results
For the nine months ended December 31, 2021, compared to the nine months ended December 31, 2020:
•Net sales increased 27% to $287.0 million, primarily driven by strength in our national and international retailers.
•Gross margin decreased approximately 130 basis points to 64%, primarily driven by unfavorable foreign exchange rates and elevated transportation costs, partially offset by price increases, cost savings and changes in product mix.
•SG&A increased $20.2 million to $156.6 million or 55% of net sales. Adjusted SG&A increased $25.7 million to $139.4 million, or 49% of net sales. The increase was primarily due to investments in marketing and digital, an increase in software subscription costs and higher operations costs.
•The provision for income taxes was $4.0 million.
•Net income was $20.2 million on a GAAP basis. Adjusted net income was $38.3 million.
•Diluted earnings per share were $0.38 on a GAAP basis. Adjusted diluted earnings per share were $0.71.
•Adjusted EBITDA was $61.9 million, or 22% of net sales, up 28% year over year.
Balance Sheet
As of December 31, 2021, the Company had $32.9 million in cash and cash equivalents and $92.5 million in long-term debt and finance lease obligations, as compared to $35.4 million in cash and cash equivalents and $114.4 million of long-term debt and finance lease obligations as of December 31, 2020.
Fiscal 2022 Outlook
The Company is providing the following updated outlook for fiscal 2022. When compared to the previous outlook, the updated outlook for fiscal 2022 reflects an expected 17-19% increase in net sales, as compared to an expected 14-16% increase previously and Adjusted EBITDA of $70-$72 million, as compared to $66.5-$68 million previously.

	Updated Fiscal 2022 Outlook	Previous Fiscal 2022 Outlook
Net sales	$372-379 million	$364-370 million
Adjusted EBITDA	$70-72 million	$66.5-68.0 million
Adjusted effective tax rate	22-23%	23-24%
Adjusted net income	$40-42 million	$36-37.5 million
Adjusted diluted earnings per share	$0.73-0.76	$0.65-0.68
Weighted average diluted shares outstanding	55 million	55 million
Webcast Details
The Company will hold a webcast to discuss the results from its third quarter fiscal 2022 today, February 2, 2022, at 4:30 p.m. Eastern Time. The webcast will be broadcast live at https://investor.elfbeauty.com/news-and-events/events. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About e.l.f. Beauty
e.l.f. Beauty stands with every eye, lip, face and paw. This deep commitment to inclusive, accessible, cruelty-free beauty has fueled the success of our namesake e.l.f. Cosmetics brand since 2004. With the addition of pioneering clean-beauty brand Well People and launch of the lifestyle beauty brand Keys Soulcare created with Alicia Keys, we continue to strategically expand our portfolio with brands that support our purpose and values. Our family of brands is available online, and across leading beauty, mass-market, and clean beauty specialty retailers.

Learn more by visiting investor.elfbeauty.com.
Note Regarding non-GAAP Financial Measures
This press release includes references to non-GAAP measures, including, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

Adjusted EBITDA excludes costs or gains related to restructuring of operations, stock-based compensation, loss on extinguishment of debt and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses and other legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, acquisition-related costs for Well People, third-party costs related to M&A due diligence, costs related to the automation of certain warehouse and distribution activities, and amortization of internal-use software costs related to cloud applications. Adjusted SG&A excludes costs related to stock-based compensation and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses and other legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, acquisition-related costs for Well People, third-party costs related to M&A due diligence, and costs related to the automation of certain warehouse and distribution activities. Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of costs or gains related to restructuring of operations, stock-based compensation, other non-cash and non-recurring costs, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred. Adjusted net income excludes costs or gains related to restructuring of operations, stock-based compensation, loss on extinguishment of debt, other non-cash and non-recurring costs, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s brand, Keys Soulcare, acquisition-related costs for Well People, and costs related to the automation of certain warehouse and distribution activities.

With respect to the Company’s expectations under “Fiscal 2022 Outlook” above, the Company is not able to provide a quantitative reconciliation of the adjusted EBITDA, adjusted net income and adjusted diluted earnings per share guidance non-GAAP measures to the corresponding net income and diluted earnings per share GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company's outlook for fiscal 2022 under “Fiscal 2022 Outlook” above and those statements that the Company’s innovation, digitally led strategy, core value proposition and ability to adapt at e.l.f. speed continue to fuel its performance. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers;

the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; the Company’s ability to effectively manage its SG&A and other expenses; and the uncertainty regarding the impact of the COVID-19 pandemic. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
Melinda Fried	Brittany Fraser
Head of Corporate Communications mfried@elfbeauty.com	ICR, Inc. elfpr@icrinc.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income
(unaudited)
(in thousands, except share and per share data)

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
Net sales	$98,118	$88,562	$287,020	$225,439
Cost of sales	33,777	31,443	102,788	77,841
Gross profit	64,341	57,119	184,232	147,598
Selling, general and administrative expenses	55,384	50,828	156,580	136,330
Restructuring (income) expense	(14)	—	68	—
Operating income	8,971	6,291	27,584	11,268
Other expense, net	(146)	(677)	(954)	(1,566)
Interest expense, net	(570)	(855)	(1,912)	(3,228)
Loss on extinguishment of debt	—	—	(460)	—
Income before provision for income taxes	8,255	4,759	24,258	6,474
Income tax provision	(2,041)	(462)	(4,044)	(218)
Net income	$6,214	$4,297	$20,214	$6,256
Comprehensive income	$6,214	$4,297	$20,214	$6,256

Net income per share:
Basic	$0.12	$0.09	$0.40	$0.13
Diluted	$0.12	$0.08	$0.38	$0.12
Weighted average shares outstanding:
Basic	51,072,639	49,459,837	50,831,985	49,178,138
Diluted	53,891,438	52,335,821	53,614,910	51,675,651

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	December 31, 2021	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$32,889	$57,768	$35,439
Accounts receivable, net	47,180	40,185	44,555
Inventory, net	85,248	56,810	68,567
Prepaid expenses and other current assets	19,808	15,381	11,728
Total current assets	185,125	170,144	160,289
Property and equipment, net	12,231	13,770	16,790
Intangible assets, net	88,194	94,286	96,317
Goodwill	171,620	171,620	171,620
Investments	2,875	2,875	2,875
Other assets	30,905	34,698	33,014
Total assets	$490,950	$487,393	$480,905

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$5,780	$16,281	$15,250
Accounts payable	22,756	15,699	20,108
Accrued expenses and other current liabilities	33,977	41,351	31,322
Total current liabilities	62,513	73,331	66,680
Long-term debt and finance lease obligations	92,474	110,255	114,421
Deferred tax liabilities	13,078	13,479	16,247
Long-term operating lease obligations	16,659	20,084	18,370
Other long-term liabilities	758	598	585
Total liabilities	185,482	217,747	216,303

Commitments and contingencies

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of December 31, 2021, March 31, 2021 and December 31, 2020; 52,120,683, 51,590,830 and 51,240,997 shares issued and outstanding as of December 31, 2021, March 31, 2021 and December 31, 2020, respectively	512	504	497
Additional paid-in capital	790,041	774,441	769,380
Accumulated deficit	(485,085)	(505,299)	(505,275)
Total stockholders' equity	305,468	269,646	264,602
Total liabilities and stockholders' equity	$490,950	$487,393	$480,905

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Nine months ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$20,214	$6,256
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,317	18,808
Restructuring expense	68	—
Stock-based compensation expense	14,598	15,040
Amortization of debt issuance costs and discount on debt	304	641
Deferred income taxes	(401)	(5,684)
Loss on extinguishment of debt	460	—
Other, net	457	54
Changes in operating assets and liabilities:
Accounts receivable	(7,211)	(14,870)
Inventories	(28,390)	(22,351)
Prepaid expenses and other assets	(8,585)	(5,013)
Accounts payable and accrued expenses	(691)	11,421
Other liabilities	(3,314)	(2,352)
Net cash provided by operating activities	7,826	1,950

Cash flows from investing activities:
Purchase of property and equipment	(4,596)	(3,958)
Net cash used in investing activities	(4,596)	(3,958)

Cash flows from financing activities:
Proceeds from revolving line of credit	26,480	20,000
Repayment of revolving line of credit	(26,480)	(20,000)
Proceeds from long term debt	25,581	—
Repayment of long-term debt	(53,275)	(8,663)
Debt issuance costs paid	(1,064)	(334)
Cash received from issuance of common stock	1,236	882
Other, net	(587)	(605)
Net cash used in financing activities	(28,109)	(8,720)

Net decrease in cash and cash equivalents	(24,879)	(10,728)
Cash and cash equivalents - beginning of period	57,768	46,167
Cash and cash equivalents - end of period	$32,889	$35,439

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
Net income	$6,214	$4,297	$20,214	$6,256
Interest expense, net	570	855	1,912	3,228
Income tax provision	2,041	462	4,044	218
Depreciation and amortization	5,680	5,179	16,709	15,802
EBITDA	$14,505	$10,793	$42,879	$25,504
Restructuring (income) expense (a)	(14)	—	68	—
Stock-based compensation	5,211	5,028	14,598	15,040
Loss on extinguishment of debt (b)	—	—	460	—
Other non-cash and non-recurring costs (c)	1,980	2,519	3,870	7,631
Adjusted EBITDA	$21,682	$18,340	$61,875	$48,175

(a) Restructuring (income) expense during the three and nine months ended December 31, 2021 relates to the closure of the Company’s manufacturing plant, including impairment of assets, the disposal of excess inventory on hand at the plant, the termination of manufacturing employees and sub lease income.
(b) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(c) Represents various non-cash or non-recurring costs, including proxy contest expenses and other legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, acquisition-related costs for Well People, third-party costs related to M&A due diligence, costs related to the automation of certain warehouse and distribution activities, and amortization of internal-use software costs related to cloud applications.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
Selling, general and administrative expenses	$55,384	$50,828	$156,580	$136,330
Stock-based compensation	(5,149)	(5,023)	(14,372)	(15,035)
Other non-cash and non-recurring costs (a)	(1,611)	(2,519)	(2,848)	(7,631)
Adjusted selling, general and administrative expenses	$48,624	$43,286	$139,360	$113,664

(a) Represents various non-cash or non-recurring costs, including proxy contest expenses and other legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, acquisition-related costs for Well People, third-party costs related to M&A due diligence, and costs related to the automation of certain warehouse and distribution activities.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
Net income	$6,214	$4,297	$20,214	$6,256
Restructuring (income) expense (a)	(14)	—	68	—
Stock-based compensation	5,211	5,028	14,598	15,040
Other non-cash and non-recurring costs (b)	1,611	2,519	2,848	7,631
Loss on extinguishment of debt (c)	—	—	460	—
Amortization of acquired intangible assets (d)	2,031	2,031	6,093	6,093
Tax Impact (e)	(2,316)	(2,233)	(5,992)	(6,672)
Adjusted net income	$12,737	$11,642	$38,289	$28,348

Weighted average number of shares outstanding – diluted	53,891,438	52,335,821	53,614,910	51,675,651
Adjusted diluted earnings per share	$0.24	$0.22	$0.71	$0.55

(a) Restructuring (income) expense during the three and nine months ended December 31, 2021 relates to the closure of the Company’s manufacturing plant, including impairment of assets, the disposal of excess inventory on hand at the plant, the termination of manufacturing employees and sub lease income.
(b) Represents various non-cash or non-recurring costs, including proxy contest expenses and other legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, acquisition-related costs for Well People, third-party costs related to M&A due diligence, and costs related to the automation of certain warehouse and distribution activities.
(c) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(d) Represents amortization expense of acquired intangible assets consisting of customer relationships, trademarks and favorable leases.
(e) Represents the tax impact of the above adjustments.